99.1 MISSION MEDICAL OFFICE PORTFOIO MISSION VIEJO, CA Exhibit 99.2

Company Overview Company Information 3 First Quarter 2017 Highlights 4 Financial Highlights 5 Company Snapshot 6 Financial Information FFO, Normalized FFO, Normalized FAD and Adjusted EBITDA 7 Capitalization, Interest Expense and Covenants 8 Debt Composition and Maturity Schedule 9 Portfolio Information Investment Activity 10 Regional Portfolio Distribution and Key Markets and Top 75 MSA Concentration 11 Same-Property Performance and NOI 12 Portfolio Diversification by Type, Historical Campus Proximity and Ownership Interests 13 Tenant Lease Expirations and Historical Leased Rate 14 Key Health System Relationships and In-House Property Management and Leasing Platform 15 Health System Relationship Highlights 16 Financial Statements Condensed Consolidated Balance Sheets 17 Condensed Consolidated Statements of Operations 18 Condensed Consolidated Statements of Cash Flows 19 Reporting Definitions 20 Forward-Looking Statements: Certain statements contained in this report constitute forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Such statements include, in particular, statements about our plans, strategies, prospects and estimates regarding future medical office building market performance. Additionally, such statements are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially and in adverse ways from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Forward-looking statements are generally identifiable by the use of such terms as “expect,” “project,” “may,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “opinion,” “predict,” “potential,” “pro forma” or the negative of such terms and other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements. We cannot guarantee the accuracy of any such forward-looking statements contained in this report, and we do not intend to publicly update or revise any forward- looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Any such forward-looking statements reflect our current views about future events, are subject to unknown risks, uncertainties, and other factors, and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide dividends to stockholders, and maintain the value of our real estate properties, may be significantly hindered. Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, our stockholders are urged not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date made. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time, except as required by law. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our filings with the SEC. Table of Contents 1Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 2

Company Information Healthcare Trust of America, Inc. (NYSE: HTA) is the largest dedicated owner and operator of medical office buildings (“MOBs”) in the United States, based on gross leasable area (“GLA”). We provide the real estate infrastructure for the integrated delivery of healthcare services in highly desirable locations. Over the last decade, we have invested $4.3 billion primarily in MOBs and other healthcare assets comprising 17.8 million square feet of GLA. Our investments are targeted in 15 to 20 key markets that we believe have superior healthcare demographics that support strong, long-term demand for medical office space. We have achieved, and continue to achieve, critical mass within these key markets by expanding our presence through accretive acquisitions, and utilizing our in-house operating expertise through our regionally located property management and leasing platform. Founded in 2006 and listed on the New York Stock Exchange in 2012, HTA has produced attractive returns for its stockholders that we believe have significantly outperformed the S&P 500 and US REIT indices. More information about HTA can be found on the Company’s website at www.htareit.com. Company Overview Executive Management Scott D. Peters I Chairman, Chief Executive Officer and President Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer Amanda L. Houghton I Executive Vice President - Asset Management Contact Information Corporate Headquarters Healthcare Trust of America, Inc. I NYSE: HTA 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 www.htareit.com Investor Relations Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer Mary C. Jensen I Vice President - Capital Markets 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 info@htareit.com Transfer Agent Computershare P.O. Box 505000 Louisville, KY 40233 888.801.0107 1Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 3

First Quarter 2017 Highlights Operating • Net Income Attributable to Common Stockholders: Increased 37.4% to $13.5 million, compared to Q1 2016. Earnings per diluted share increased 12.5% to $0.09 per diluted share, compared to Q1 2016. • FFO: As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), increased 27.1% to $60.2 million, compared to Q1 2016. FFO per diluted share increased 13.9% to $0.41 per diluted share, compared to Q1 2016. • Normalized FFO: Increased 15.4% to $60.1 million, compared to Q1 2016. Normalized FFO per diluted share increased 2.5% to $0.41 per diluted share, compared to Q1 2016. • Normalized FAD: Increased 8.8% to $52.9 million, compared to Q1 2016. • Same-Property Cash Net Operating Income (“NOI”): Increased $2.2 million, or 3.2%, to $70.5 million, compared to Q1 2016. Same-Property rental revenue increased $1.7 million, or 2.2%, to $79.5 million, compared to Q1 2016. Portfolio • Investments: HTA invested $34.7 million to acquire medical office buildings totaling approximately 78,000 square feet of gross leasable area (“GLA”) that were 100% leased and located in its key market of Tampa, Florida, and strategically expanded its presence in College Station, Texas. In addition, HTA invested in the expansion of its New Haven, Connecticut campus. This expansion totaled approximately 11,000 square feet of GLA. Subsequent to the end of the quarter, HTA executed a purchase and sale agreement with a purchase price of $150.0 million consisting of approximately 592,000 square feet of GLA located within certain of its 15 to 20 key markets. • Dispositions: HTA completed the disposition of a medical office building located in Texas for a gross sales price of $5.0 million (approximately 48,000 square feet of GLA). • Leasing: HTA entered into new and renewal leases on approximately 776,000 square feet of GLA, or 4.4% of its portfolio. Tenant retention for the Same-Property portfolio was 80% by GLA for the quarter, which included approximately 462,000 square feet of expiring leases. Renewal leases included tenant improvements of $1.45 per square foot per year of the lease term and less than one week of free rent per year of the lease term. • Leased Rate: At the end of the quarter, HTA had a leased rate for its portfolio of 91.8% by GLA and 91.7% for its Same-Property portfolio. Balance Sheet and Capital Markets • Balance Sheet: At the end of the quarter, HTA had total leverage of 28.3% measured as debt to market capitalization, and 5.7x measured as debt to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). Total liquidity at the end of the quarter was $690.5 million, including $674.5 million of availability under its unsecured revolving credit facility and $16.0 million of cash and cash equivalents. • Equity Raise: Subsequent to the end of the quarter, HTA raised approximately $62.3 million from the sale of its common stock at an average price of $31.20 per share through its ATM program. Company Overview 1Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 4

Company Overview

Financial Highlights

(unaudited and dollars in thousands, except per share data)

	Three Months Ended				
	1Q17	4Q16	3Q16	2Q16	1Q16
INCOME ITEMS					
Revenues	$ 124,347	$ 122,039	$ 118,340	$ 113,234	$ 107,315
NOI [(1)(2)]	85,327	83,587	81,455	78,173	73,962
Adjusted EBITDA [(1)(3)]	319,132	312,340	311,776	294,256	279,916
FFO [(1)(3)]	60,231	60,944	53,972	53,273	47,381
Normalized FFO [(1)(3)]	60,133	59,513	57,132	56,461	52,115
Normalized FAD [(1)(3)]	52,865	52,197	49,222	50,061	48,603
Net income attributable to common stockholders per diluted share	$ 0.09	$ 0.11	$ 0.04	$ 0.09	$ 0.08
FFO per diluted share	0.41	0.42	0.38	0.38	0.36
Normalized FFO per diluted share	0.41	0.41	0.40	0.40	0.40
Same-Property Cash NOI growth [(4)]	3.2%	2.9%	3.3%	3.1%	3.0%
Fixed charge coverage ratio [(5)]	4.30x	4.20x	4.08x	4.06x	3.85x

	As of				
	1Q17	4Q16	3Q16	2Q16	1Q16
ASSETS					
Gross real estate investments	$ 4,360,906	$ 4,320,613	$ 4,255,076	$ 4,058,071	$ 3,806,206
Total assets	3,753,017	3,747,844	3,715,890	3,532,289	3,310,519
CAPITALIZATION					
Total debt	$ 1,811,208	$ 1,768,905	$ 1,712,598	$ 1,631,642	$ 1,667,320
Total capitalization [(6)]	6,409,685	6,020,188	6,476,814	6,227,027	5,565,352
Total debt/market capitalization	28.3%	29.4%	26.4%	26.2%	30.0%

(1) Refer to pages 20 and 21 for the reporting definitions of NOI, Adjusted EBITDA, FFO, Normalized FFO and Normalized FAD.
(2) Refer to page 12 for a reconciliation of GAAP Net Income to NOI.
(3) Refer to page 7 for the reconciliations of GAAP Net Income Attributable to Common Stockholders to FFO, Normalized FFO, Normalized FAD and Net Income to Adjusted EBITDA.
(4) Calculated as the increase in Same-Property Cash NOI for the quarter as compared to the same period in the previous year.
(5) Calculated as Adjusted EBITDA divided by interest expense (excluding change in fair market value of derivatives) and scheduled principal payments.
(6) Calculated as the common stock price on the last trading day of the period multiplied by the total diluted common shares outstanding at the end of the period, plus total debt outstanding at the end of the period. Refer to page 8 for details.

HTA LISTED NYSE

1Q 2017 I Supplemental Information
Healthcare Trust of America, Inc. I 5

Investments in Real Estate (1) $ 4.3 Total portfolio GLA (2) 17.8 Leased rate 91.8% Same-Property portfolio tenant retention rate (YTD)(3) 80% % of GLA on-campus/aligned 96% % of invested dollars in key markets & top 75 MSAs (4) 92% Investment grade tenants (5) 44% Credit rated tenants (5) 59% Weighted average remaining lease term for all buildings (6) 5.2 Weighted average remaining lease term for single-tenant buildings (6) 6.6 Weighted average remaining lease term for multi-tenant buildings (6) 4.6 Credit ratings (by Moody’s and Standard & Poor’s) Baa2(Stable)/BBB(Stable) Cash and cash equivalents (2) $ 16.0 Debt/market capitalization 28.3% Weighted average interest rate per annum on portfolio debt (7) 3.30% Building Type Presence in Top MSAs (8) Company Snapshot (as of March 31, 2017) Company Overview 1Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 6 (1) Amount presented in billions. Refer to page 20 for the reporting definition of Investments in Real Estate. (2) Amounts presented in millions. (3) Refer to page 21 for the reporting definition of Retention. (4) Refer to page 20 for the reporting definition of Metropolitan Statistical Area. (5) Amounts based on annualized base rent. (6) Amounts presented in years. (7) Includes the impact of interest rate swaps. (8) Refer to page 11 for a detailed table of our Key Markets and Top 75 MSA Concentration. % of Portfolio (based on GLA) % of Portfolio (based on invested dollars) Medical Office Buildings 94% Hospitals 4% Senior Care 2% Additional Top 75 MSAs 41.0%All Other Markets 8.0% Boston, MA 9.6% Hartford/ New Haven, CT 6.3% Dallas, TX 5.5% Houston, TX 4.6% Phoenix, AZ 4.4% Orange County/Los Angeles, CA 4.4% Albany, NY 4.2% Greenville, SC 4.2% Miami, FL 4.1% Atlanta, GA 3.7%

Financial Information

FFO, Normalized FFO, Normalized FAD and Adjusted EBITDA

(unaudited and in thousands, except per share data)

FFO, Normalized FFO and Normalized FAD	Three Months Ended 1Q17	Three Months Ended 1Q16
Net income attributable to common stockholders	$ 13,545	$ 9,860
Depreciation and amortization expense related to investments in real estate	46,689	37,521
Gain on sale of real estate, net	(3)	—
FFO attributable to common stockholders	$ 60,231	$ 47,381
Transaction expenses [(1)]	284	1,813
(Gain) loss on change in fair value of derivative financial instruments, net	(839)	2,792
Loss on extinguishment of debt, net	32	—
Noncontrolling income from partnership units included in diluted shares	425	145
Other normalizing items, net [(2)]	—	(16)
Normalized FFO attributable to common stockholders	$ 60,133	$ 52,115
Other income	(8)	(53)
Non-cash compensation expense	2,530	1,803
Straight-line rent adjustments, net	(1,209)	(1,451)
Amortization of (below) and above market leases/leasehold interests and corporate assets, net	273	740
Amortization of deferred financing costs and debt discount/premium, net	786	717
Recurring capital expenditures, tenant improvements and leasing commissions	(9,640)	(5,268)
Normalized FAD attributable to common stockholders	$ 52,865	$ 48,603
Net income attributable to common stockholders per diluted share	$ 0.09	$ 0.08
FFO adjustments per diluted share, net	0.32	0.28
FFO attributable to common stockholders per diluted share	$ 0.41	$ 0.36
Normalized FFO adjustments per diluted share, net	0.00	0.04
Normalized FFO attributable to common stockholders per diluted share	$ 0.41	$ 0.40
Weighted average diluted common shares outstanding	146,117	131,240

Adjusted EBITDA	Three Months Ended 1Q17
Net income	$ 14,000
Depreciation and amortization expense	47,056
Interest expense and net change in fair value of derivative financial instruments	15,543
EBITDA	$ 76,599
Transaction expenses	284
Gain on sales of real estate, net	(3)
Non-cash compensation expense	2,530
Pro forma impact of acquisitions/dispositions	341
Loss on extinguishment of debt, net	32
	79,783
Adjusted EBITDA	$ 319,132

(1) For the period ended 1Q17, amounts have been adjusted to reflect the prospective presentation of the early adoption of ASU 2017-01 as of January 1, 2017.

(2) For the period ended 1Q17, other normalizing items excludes lease termination fees as they are deemed to be generated in the ordinary course of business.

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Healthcare Trust of America, Inc. I 7

Financial Information

Capitalization, Interest Expense and Covenants

(as of March 31, 2017, dollars and shares in thousands, except stock price)

Capitalization

Unsecured revolving credit facility	$ 170,000
Unsecured term loans	500,000
Unsecured senior notes	950,000
Secured mortgage loans	203,312
Deferred financing costs, net	(9,042)
Discount, net	(3,062)
Total debt	$ 1,811,208
Stock price (as of March 31, 2017)	$ 31.46
Total diluted common shares outstanding	146,169
Equity capitalization	$ 4,598,477
Total capitalization	$ 6,409,685
Total undepreciated assets	$ 4,610,003
Debt/market capitalization	28.3%
Debt/undepreciated assets	39.3%
Debt/Adjusted EBITDA ratio	5.7x


Equity
72%
Secured
Debt
3%
Unsecured
Debt
25%

Interest Expense

	Three Months Ended	
	1Q17	1Q16
Interest related to derivative financial instruments	$ 324	$ 645
(Gain) loss on change in fair value of derivative financial instruments, net [(1)]	(839)	2,792
Total interest related to derivative financial instruments, including net change in fair value of derivative financial instruments	(515)	3,437
Interest related to debt	16,058	14,128
Total interest expense	$ 15,543	$ 17,565
Interest expense excluding net change in fair value of derivative financial instruments	$ 16,382	$ 14,773

Covenants

Bank Loans	Required	1Q17
Total leverage	≤ 60%	38%
Secured leverage	≤ 30%	4%
Fixed charge coverage	≥ 1.50x	4.30x
Unencumbered leverage	≤ 60%	38%
Unencumbered coverage	≥ 1.75x	4.63x

Senior Notes	Required	1Q17
Total leverage	≤ 60%	40%
Secured leverage	≤ 40%	4%
Unencumbered asset coverage	≥ 150%	254%
Interest coverage	≥ 1.50x	4.36x

(1) In March 2017, HTA designated its derivative financial instruments as cash flow hedges.

1Q 2017 I Supplemental Information
Healthcare Trust of America, Inc. I 8

Unsecured Revolving Credit Facility due 2020 Secured Mortgage Loans Unsecured Term Loan due 2019 Unsecured Term Loan due 2023 Unsecured Senior Notes due 2021 Unsecured Senior Notes due 2023 Unsecured Senior Notes due 2026 $1,000,000 $800,000 $600,000 $400,000 $200,000 $0 2017 2018 2019 2020 2021 Thereafter Financial Information Debt Composition and Maturity Schedule (as of March 31, 2017, dollars in thousands) 1Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 9 Unsecured Revolving Credit Facility due 2020 (1) Secured Mortgage Loans Unsecured Term Loan due 2019 (2) Unsecured Senior Notes due 2021 Unsecured Senior Notes due 2023 Unsecured Term Loan due 2023 Unsecured Senior Notes due 2026 Total 2017 $ — $ 36,428 $ — $ — $ — $ — $ — $ 36,428 2018 — 4,721 — — — — — 4,721 2019 — 10,839 300,000 — — — — 310,839 2020 170,000 49,795 — — — — — 219,795 2021 — 3,842 — 300,000 — — — 303,842 Thereafter — 97,687 — — 300,000 200,000 350,000 947,687 Subtotal 170,000 203,312 300,000 300,000 300,000 200,000 350,000 1,823,312 Deferred financing costs, net — (276) (1,468) (1,847) (2,061) (1,871) (1,519) (9,042) Premiums (discounts), net — 1,977 — (1,388) (1,513) — (2,138) (3,062) Total $ 170,000 $ 205,013 $ 298,532 $ 296,765 $ 296,426 $ 198,129 $ 346,343 $ 1,811,208 Stated rate (3) 2.05% 5.01% 2.15% 3.38% 3.70% 2.65% 3.50% 3.23% Hedged rate (4) 2.05% 5.41% 2.15% 3.38% 3.70% 2.87% 3.50% 3.30% Debt Composition (1) Rate does not include the 20 basis point facility fee that is payable on the entire $850 million revolving credit facility. (2) Does not reflect the 1-year extension at the option of the borrower which could extend the term loan to 2020. (3) The stated rate on the debt instrument as of the end of the period. (4) The effective rate incorporates any swap instruments that serve to fix variable rate debt, as of the end of the period. Debt Maturity Schedule $36,428 $4,721 $310,839 $219,795 $303,842 $947,687 (2) (1)

Property Market Date Acquired % Leased at Acquisition Purchase Price GLA MatureWell MOB College Station, TX January 100% $ 13,600 23 Medical Village of Tampa MOB Tampa, FL March 100 21,100 55 Total $ 34,700 78 Portfolio Information Investment Activity (as of March 31, 2017, dollars and GLA in thousands) 2017 Acquisitions Annual Investments (1) 1Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 10 (1) Excludes real estate note receivables, expansions and corporate assets. 2017 Dispositions As of March 31, 2017, HTA has invested $4.3 billion primarily in MOBs and other healthcare assets comprising 17.8 million square feet of GLA. Acquisitions Dispositions $900,000 $700,000 $500,000 $300,000 $100,000 -$100,000 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 $413,150 $542,976 $455,950 $802,148 $68,314 $294,937 $397,826 $439,530 $271,510 $35,685 $700,764 $39,483$82,885 $34,700 $5,000 Property Market Date Disposed Disposition Price GLA Baylor Medical MOB Waxahachie, TX February $ 5,000 48

Portfolio Information

Regional Portfolio Distribution and Key Markets and Top 75 MSA Concentration

(as of March 31, 2017, dollars and GLA in thousands)

Regional Portfolio Distribution

Region	Investment	% of Investment	Total GLA	% of Portfolio	Annualized Base Rent [1]	% of Annualized Base Rent
Southwest	$ 1,282,174	30.0%	4,871	27.4%	$ 108,676	28.7%
Southeast	1,186,967	27.8	5,349	30.1	110,814	29.3
Northeast	1,180,472	27.6	4,528	25.5	101,921	27.0
Midwest	616,112	14.4	2,992	16.9	56,188	14.9
Northwest	7,750	0.2	23	0.1	528	0.1
Total	$ 4,273,475	100%	17,763	100%	$ 378,127	100%

Key Markets and Top 75 MSA Concentration [2]

Key Markets	Investment	% of Investment	Total GLA	% of Portfolio	Annualized Base Rent	% of Annualized Base Rent
Boston, MA	$ 410,730	9.6%	1,037	5.8%	$ 32,154	8.5%
Hartford/New Haven, CT	269,177	6.3	950	5.3	19,992	5.3
Dallas, TX	236,278	5.5	681	3.8	17,366	4.6
Houston, TX	196,295	4.6	874	4.9	20,398	5.4
Phoenix, AZ	189,641	4.4	1,018	5.7	19,389	5.1
Orange County/Los Angeles, CA	189,500	4.4	432	2.4	12,066	3.2
Albany, NY	179,253	4.2	881	5.0	16,274	4.3
Greenville, SC	179,070	4.2	965	5.4	18,091	4.8
Miami, FL	173,807	4.1	889	5.0	18,320	4.8
Atlanta, GA	156,743	3.7	663	3.7	13,145	3.5
Indianapolis, IN	155,700	3.6	977	5.5	15,414	4.1
Tampa, FL	155,086	3.6	494	2.8	10,799	2.9
Pittsburgh, PA	148,612	3.5	1,094	6.2	20,154	5.3
Raleigh, NC	135,010	3.2	532	3.0	12,843	3.4
Denver, CO	111,700	2.6	371	2.1	8,808	2.3
White Plains, NY	92,750	2.2	276	1.6	6,991	1.8
Charleston, SC	87,474	2.0	296	1.7	7,529	2.0
Milwaukee, WI	77,068	1.8	323	1.8	5,127	1.4
Columbus, OH	75,021	1.8	290	1.6	6,031	1.6
St. Louis, MO	67,092	1.6	277	1.6	6,385	1.7
Top 20 MSAs	3,286,007	76.9	13,320	74.9	287,276	76.0
Additional Top 75 MSAs	647,182	15.1	2,957	16.6	59,890	15.8
Total Key Markets & Top 75 MSAs	$ 3,933,189	92.0%	16,277	91.5%	$ 347,166	91.8%

(1) Refer to page 20 for the reporting definition of Annualized Base Rent.
(2) Key markets are titled as such based on HTA's concentration in the respective MSA.

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Healthcare Trust of America, Inc. I 11

Portfolio Information

Same-Property Performance and NOI

(as of March 31, 2017, unaudited and dollars and GLA in thousands)

Same-Property Performance

	Three Months Ended			Sequential		Year-Over-Year	
	1Q17	4Q16	1Q16	$ Change	% Change	$ Change	% Change
Rental revenue	$ 79,510	$ 79,545	$ 77,796	$ (35)	0.0 %	$ 1,714	2.2%
Tenant recoveries	21,824	20,967	21,022	857	4.1	802	3.8
Total rental income	101,334	100,512	98,818	822	0.8	2,516	2.5
Expenses	30,839	30,456	30,486	383	1.3	353	1.2
Same-Property Cash NOI	$ 70,495	$ 70,056	$ 68,332	$ 439	0.6 %	$ 2,163	3.2%

	As of		
	1Q17	4Q16	1Q16
Number of buildings	286	286	286
GLA	14,686	14,685	14,687
Leased GLA, end of period	13,467	13,486	13,513
Leased %, end of period	91.7%	91.8%	92.0%

NOI [1]

	Three Months Ended	
	1Q17	1Q16
Net income	$ 14,000	$ 10,036
General and administrative expenses	8,423	6,773
Transaction expenses [2]	284	1,813
Depreciation and amortization expense	47,056	37,828
Interest expense and net change in fair value of derivative financial instruments	15,543	17,565
Gain on sale of real estate, net	(3)	—
Loss on extinguishment of debt, net	32	—
Other income	(8)	(53)
NOI	$ 85,327	$ 73,962
NOI percentage growth	15.4%	
NOI	$ 85,327	$ 73,962
Straight-line rent adjustments, net	(1,209)	(1,451)
Amortization of (below) and above market leases/leasehold interests, net and lease termination fees	(94)	417
Cash NOI	$ 84,024	$ 72,928
Notes receivable interest income	(292)	—
Non Same-Property Cash NOI	(13,237)	(4,596)
Same-Property Cash NOI	$ 70,495	$ 68,332
Same-Property Cash NOI percentage growth	3.2%	

(1) Refer to pages 20 and 21 for the reporting definitions of NOI, Cash NOI and Same-Property Cash NOI.
(2) For the period ended 1Q17, amounts have been adjusted to reflect the prospective presentation of the early adoption of ASU 2017-01 as of January 1, 2017.

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Healthcare Trust of America, Inc. I 12

Portfolio Information

Portfolio Diversification by Type, Historical Campus Proximity and Ownership Interests

(as of March 31, 2017, dollars and GLA in thousands)

Portfolio Diversification by Type

	Number of Buildings	Number of States	GLA	% of Total GLA	Annualized Base Rent	% of Annualized Base Rent
Medical Office Buildings						
Single-tenant	86	20	4,208	23.7%	$ 91,019	24.0%
Multi-tenant	258	26	12,545	70.6	258,641	68.4
Other Healthcare Facilities						
Hospitals	10	4	655	3.7	23,353	6.2
Senior care	3	1	355	2.0	5,114	1.4
Total	357	31	17,763	100%	$ 378,127	100%

	Number of Buildings	Number of States	GLA	% of Total GLA	Annualized Base Rent	% of Annualized Base Rent
Net-Lease/Gross-Lease						
Net-lease	229	29	11,055	62.2%	$ 243,719	64.5%
Gross-lease	128	18	6,708	37.8	134,408	35.5
Total	357	31	17,763	100%	$ 378,127	100%

Historical Campus Proximity [1][2]

	As of				
	1Q17	4Q16	3Q16	2Q16	1Q16
Off-campus aligned	29%	30%	29%	30%	27%
On-campus	67	67	68	67	70
On-campus/aligned	96%	97%	97%	97%	97%
Off-campus/non-aligned	4	3	3	3	3
Total	100%	100%	100%	100%	100%

Ownership Interests [3]

	Number of Buildings	GLA	Annualized Base Rent	% of Annualized Base Rent	As of [1]				
					1Q17	4Q16	3Q16	2Q16	1Q16
Fee Simple	257	12,179	$ 256,676	68%	69%	68%	68%	68%	68%
Customary Health System Restrictions	85	4,594	100,269	26	26	26	26	26	25
Economic with Limited Restrictions	5	262	6,675	2	1	2	2	2	2
Occupancy Health System Restrictions	10	728	14,507	4	4	4	4	4	5
Leasehold Interest Subtotal	100	5,584	121,451	32	31	32	32	32	32
Total	357	17,763	$ 378,127	100%	100%	100%	100%	100%	100%

(1) Percentages shown as percent of total GLA.
(2) Refer to page 21 for the reporting definitions of Off-campus/non-aligned and On-campus/aligned.
(3) Refer to pages 20 and 21 for the reporting definitions of Customary Health System Restrictions, Economic with Limited Restrictions, and Occupancy Health System Restrictions.

HTA LISTED NYSE

1Q 2017 I Supplemental Information
Healthcare Trust of America, Inc. I 13

Portfolio Information

Tenant Lease Expirations and Historical Leased Rate

(as of March 31, 2017, dollars and GLA in thousands)

Tenant Lease Expirations

Expiration	Number of Expiring Leases	Total GLA of Expiring Leases	% of GLA of Expiring Leases	Annualized Base Rent of Expiring Leases	% of Total Annualized Base Rent
Month-to-month	114	273	1.7%	$ 5,532	1.5%
2017	409	1,174	7.2	27,086	7.2
2018	406	1,869	11.5	40,860	10.8
2019	373	1,755	10.8	45,293	11.9
2020	277	1,189	7.3	29,482	7.8
2021	391	2,175	13.3	47,646	12.6
2022	212	1,437	8.8	33,928	9.0
2023	108	989	6.1	20,497	5.4
2024	129	1,689	10.4	37,820	10.0
2025	112	702	4.3	14,984	4.0
2026	74	712	4.4	13,544	3.6
Thereafter	146	2,339	14.2	61,455	16.2
Total	2,751	16,303	100%	$ 378,127	100%

Historical Leased Rate

	As of				
	1Q17	4Q16	3Q16	2Q16	1Q16
Total portfolio leased rate	91.8%	91.9%	91.8%	92.2%	92.1%
On-campus/aligned leased rate	91.8%	91.9%	91.8%	92.3%	92.2%
Off-campus/non-aligned leased rate	90.3%	90.1%	90.8%	89.4%	88.3%
Total portfolio occupancy rate	91.0%	91.2%	91.3%	91.6%	91.4%

1Q 2017 I Supplemental Information
Healthcare Trust of America, Inc. I 14

Portfolio Information

Key Health System Relationships and In-House Property Management and Leasing Platform

(as of March 31, 2017, dollars and GLA in thousands, except as otherwise noted)

Key Health System Relationships [1]

Health System	Weighted Average Remaining Lease Term [2]	Credit Rating	Total Leased GLA	% of Leased GLA	Annualized Base Rent	% of Annualized Base Rent
Highmark-Allegheny Health Network [3]	6	Baa2	914	5.6%	$ 17,533	4.6%
Greenville Health System	7	A1	798	4.9	15,415	4.1
Tufts Medical Center	10	Aa2	252	1.6	9,952	2.6
Steward Health Care System	10	B2	380	2.3	9,181	2.4
Hospital Corporation of America	3	B1	356	2.2	8,972	2.4
Community Health Systems (TN)	4	B2	361	2.2	8,823	2.3
Providence St. Joseph Health	2	A1	262	1.6	8,682	2.3
Aurora Health Care	7	A2	277	1.7	6,385	1.7
Rush University Medical Center	3	A1	137	0.8	4,932	1.3
Boston Medical Center	4	Baa2	87	0.5	4,804	1.3
Indiana University Health	2	Aa3	312	1.9	4,615	1.2
Tenet Healthcare	3	B2	179	1.1	4,206	1.1
Deaconess Health System	7	AA-	261	1.6	4,130	1.1
Boston University	4	A1	74	0.5	4,021	1.1
Community Health Network (IN)	4	A2	187	1.2	3,544	0.9
Mercy Health	10	Aa3	112	0.7	3,540	0.9
UnitedHealth Group	5	A3	191	1.2	3,457	0.9
Total			5,140	31.6%	$ 122,192	32.2%

In-House Property Management and Leasing Platform

As of March 31, 2017, HTA's in-house property management and leasing platform operated approximately 16.2 million square feet of GLA, or 91%, of HTA's total portfolio.


Key Market
Portfolio Property
Regional Offices
(includes corporate headquarters)
Onsite Management Offices

(1) The amounts in this table illustrate only direct leases with selected top health systems in the HTA portfolio and is not inclusive of all HTA's health system tenants.
(2) Amounts presented in years.
(3) Credit rating refers to Highmark, Inc.

HTA LISTED NYSE
1Q 2017 I Supplemental Information
Healthcare Trust of America, Inc. I 15

Boston Medical Center (Baa2), located in the historic South End Medical cluster of Boston, Massachusetts, is a private, not-for-profit academic center seeing more than one million patient visits a year. BMC is the primary teaching affiliate for the Boston University’s School of Medicine, and is the busiest trauma and emergency services center in New England. They have initiated a $300 million campus redesign which will include an additional 400,000 SF for inpatient services. As a recognized leader in groundbreaking medical research, BMC received approximately $120 million in 2015 to fund over 500 research and service projects. Community Health Systems, Inc. (B2), headquartered in Franklin, Tennessee, is one of the nation’s leading operators of general acute care hospitals. The organization includes 158 affiliated hospitals in 22 states with approximately 123,000 employees and 20,000 physicians. Affiliated hospitals are dedicated to providing quality healthcare for local residents and contribute to the economic development of their communities. Based on the unique needs of each community served, these hospitals offer a wide range of diagnostic, medical and surgical services in inpatient and outpatient settings. Greenville Health System (A1), located in Greenville, South Carolina, is a public not-for-profit academic healthcare delivery system committed to medical excellence through clinical care, education and research. GHS is a health resource for its community and a leader in transforming the delivery of healthcare for the benefit of people and communities served. The University of South Carolina School of Medicine Greenville is located on GHS’ Greenville Memorial Medical Campus. The medical school is focused on transforming healthcare by training physicians to connect with communities, patients, colleagues and technology in a new, more progressive way. Highmark-Allegheny Health Network (Baa2), based in Pittsburgh, Pennsylvania, is a diversified healthcare partner that serves members across the United States through its businesses in health insurance, dental insurance, vision care and reinsurance. In 2013, Highmark and West Penn Allegheny combined to create an integrated care delivery model which they believe will preserve an important community asset that provides high-quality, efficient health care for patients. Highmark’s mission is to deliver high quality, accessible, understandable and affordable experiences, outcomes and solutions to their customers. Hospital Corporation of America (B1), based in Nashville, Tennessee, HCA was one of the nation’s first hospital companies. Today, they are a company comprised of locally managed facilities that includes approximately 171 hospitals, 118 freestanding surgery centers in 20 states and the United Kingdom employing approximately 233,000 people. Approximately four to five percent of all inpatient care delivered in the country today is provided by HCA facilities. HCA is committed to the care and improvement of human life and strives to deliver high quality, cost effective healthcare in the communities they serve. Indiana University Health (Aa3), based in Indianapolis, Indiana, is Indiana’s most comprehensive healthcare system. A unique partnership with Indiana University School of Medicine, one of the nation’s leading medical schools, gives patients access to innovative treatments and therapies. IU Health is comprised of hospitals, physicians and allied services dedicated to providing preeminent care throughout Indiana and beyond. Providence St. Joseph Health (Aa3), based in Seattle, Washington and Irvine, California, is held together by Providence Health and Services and St. Joseph Health, a not-for-profit health and social services system that will serve as the parent organization for more than 100,000 caregivers (employees) across seven states. Steward Health Care System (B2), located in Boston, Massachusetts, is a community-based accountable care organization and community hospital network with 3,000 physicians, 10 hospital campuses, 24 affiliated urgent care providers, home care, hospice and other services. The system serves more than one million patients annually in over 150 communities in the greater Boston area. Other Steward Health Care entities include Steward Medical Group, Steward Health Care Network, and Steward Home Care. Tenet Healthcare System (B2), located in Dallas, Texas, is a leading health care services company. Through its network, Tenet operates 80 hospitals, over 470 outpatient centers and has over 130,000 employees. Across the network, compassionate, quality care is provided to millions of patients through a wide range of services. Tenet is affiliated with Conifer Health Solutions, which helps hospitals, employers and health insurance companies improve the efficiency and performance of their operations and the health of the people they serve. Tufts Medical Center (BBB), located in Boston, Massachusetts, is a 415-bed academic medical center, providing everything from routine and emergency care to treating the most complex diseases and injuries affecting adults and children throughout New England. Tufts Medical Center is the principal teaching hospital for Tufts University School of Medicine, and has consistently been ranked in the top quartile of major academic medical centers in the country by The University Health System Consortium. WellStar Health System (A2), located in Atlanta, Georgia, is a leading not-for-profit health system with over 3,200 beds in the Southeast. Today, the WellStar Health System is comprised of 11 hospitals, eight urgent care centers, 16 satellite diagnostic imaging centers, over 1,000 medical providers, and over 20,000 employees. With the acquisition of Tenet Healthcare’s five Georgia-based hospitals and a new partnership with West Georgia Health in LaGrange, GA., WellStar becomes the largest health system in Georgia and one of the largest not-for-profit health systems in the country. Portfolio Information Health System Relationship Highlights 1Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 16

As of 1Q17 4Q16 ASSETS Real estate investments: Land $ 392,714 $ 386,526 Building and improvements 3,500,633 3,466,516 Lease intangibles 467,559 467,571 4,360,906 4,320,613 Accumulated depreciation and amortization (856,986) (817,593) Real estate investments, net 3,503,920 3,503,020 Cash and cash equivalents 16,034 11,231 Restricted cash and escrow deposits 8,043 13,814 Receivables and other assets, net 179,719 173,461 Other intangibles, net 45,301 46,318 Total assets $ 3,753,017 $ 3,747,844 LIABILITIES AND EQUITY Liabilities: Debt $ 1,811,208 $ 1,768,905 Accounts payable and accrued liabilities 98,222 105,034 Derivative financial instruments - interest rate swaps 1,653 1,920 Security deposits, prepaid rent and other liabilities 51,409 49,859 Intangible liabilities, net 36,009 37,056 Total liabilities 1,998,501 1,962,774 Commitments and contingencies Redeemable noncontrolling interests 4,661 4,653 Equity: Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding — — Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 141,825,110 and 141,719,134 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively 1,418 1,417 Additional paid-in capital 2,754,229 2,754,818 Accumulated other comprehensive loss (85) — Cumulative dividends in excess of earnings (1,098,561) (1,068,961) Total stockholders’ equity 1,657,001 1,687,274 Noncontrolling interests 92,854 93,143 Total equity 1,749,855 1,780,417 Total liabilities and equity $ 3,753,017 $ 3,747,844 Financial Statements Condensed Consolidated Balance Sheets (unaudited and in thousands, except share data) 1Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 17

Three Months Ended 1Q17 1Q16 Revenues: Rental income $ 123,993 $ 107,250 Interest and other operating income 354 65 Total revenues 124,347 107,315 Expenses: Rental 39,020 33,353 General and administrative 8,423 6,773 Transaction 284 1,813 Depreciation and amortization 47,056 37,828 Total expenses 94,783 79,767 Income before other income (expense) 29,564 27,548 Interest expense: Interest related to derivative financial instruments (324) (645) Gain (loss) on change in fair value of derivative financial instruments, net 839 (2,792) Total interest related to derivative financial instruments, including net change in fair value of derivative financial instruments 515 (3,437) Interest related to debt (16,058) (14,128) Gain on sale of real estate, net 3 — Loss on extinguishment of debt, net (32) — Other income 8 53 Net income $ 14,000 $ 10,036 Net income attributable to noncontrolling interests (455) (176) Net income attributable to common stockholders $ 13,545 $ 9,860 Earnings per common share - basic: Net income attributable to common stockholders $ 0.10 $ 0.08 Earnings per common share - diluted: Net income attributable to common stockholders $ 0.09 $ 0.08 Weighted average common shares outstanding: Basic 141,780 129,336 Diluted 146,117 131,240 1Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 18 Financial Statements Condensed Consolidated Statements of Operations (unaudited and in thousands, except per share data)

Three Months Ended 1Q17 1Q16 Cash flows from operating activities: Net income $ 14,000 $ 10,036 Adjustments to reconcile net income to net cash provided by operating activities: Depreciation, amortization and other 46,213 37,091 Share-based compensation expense 2,530 1,803 Bad debt expense 103 92 Gain on sale of real estate, net (3) — Loss on extinguishment of debt, net 32 — Change in fair value of derivative financial instruments (839) 2,792 Changes in operating assets and liabilities: Receivables and other assets, net (7,771) (1,438) Accounts payable and accrued liabilities (7,934) (10,370) Security deposits, prepaid rent and other liabilities 682 446 Net cash provided by operating activities 47,013 40,452 Cash flows from investing activities: Investments in real estate (34,706) (158,686) Proceeds from the sale of real estate 4,746 — Capital expenditures (12,894) (8,824) Restricted cash, escrow deposits and other assets 5,771 (799) Net cash used in investing activities (37,083) (168,309) Cash flows from financing activities: Borrowings on unsecured revolving credit facility 92,000 166,000 Payments on unsecured revolving credit facility (10,000) (88,000) Payments on secured mortgage loans (40,155) (1,761) Security deposits 14 729 Proceeds from issuance of common stock — 91,757 Repurchase and cancellation of common stock (3,118) (1,901) Dividends paid (42,536) (37,473) Distributions paid to noncontrolling interest of limited partners (1,332) (737) Net cash (used in) provided by financing activities (5,127) 128,614 Net change in cash and cash equivalents 4,803 757 Cash and cash equivalents - beginning of period 11,231 13,070 Cash and cash equivalents - end of period $ 16,034 $ 13,827 Financial Statements Condensed Consolidated Statements of Cash Flows (unaudited and in thousands) 1Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 19

1Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 20 Reporting Definitions Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”): Is presented on an assumed annualized basis. We define Adjusted EBITDA for HTA as net income computed in accordance with GAAP plus: (i) depreciation and amortization; (ii) interest expense and net change in the fair value of derivative financial instruments; (iii) transaction expenses; (iv) gain or loss on the sales of real estate; (v) non-cash compensation expense; (vi) pro forma impact of our acquisitions/dispositions; and (vii) other normalizing items. We consider Adjusted EBITDA an important measure because it provides additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt. Annualized Base Rent: Annualized base rent is calculated by multiplying contractual base rent for the end of the period by 12 (excluding the impact of abatements, concessions, and straight-line rent).  Cash Net Operating Income (“Cash NOI”): Cash NOI is a non-GAAP financial measure which excludes from NOI: (i) straight-line rent adjustments; and (ii) amortization of below and above market leases/leasehold interests. Contractual base rent, contractual rent increases, contractual rent concessions and changes in occupancy or lease rates upon commencement and expiration of leases are a primary driver of HTA’s revenue performance. HTA believes that Cash NOI, which removes the impact of straight-line rent adjustments, provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of real estate investment trusts (“REITs”). However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Cash NOI should be reviewed in connection with other GAAP measurements. Credit Ratings: Credit ratings of our tenants or their parent companies. Customary Health System Restrictions: Ground leases with a health system lessor that include restrictions on tenants that may be considered competitive with the hospital, which may include provisions that tenants must have hospital privileges. Economic with Limited Restrictions: Ground leases that are primarily economic in nature and contain no material restrictions on tenancy. Funds from Operations (“FFO”): HTA computes FFO in accordance with the current standards established by NAREIT. NAREIT defines FFO as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property and impairment write-downs of depreciable assets, plus depreciation and amortization related to investments in real estate, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents this non-GAAP financial measure because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real estate values have historically risen or fallen based on market conditions, many industry investors have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders. Gross Leasable Area (“GLA”): Gross leasable area (in square feet). Investments in Real Estate: Based on acquisition price. Leased Rate: Leased rate represents the percentage of total GLA that is leased, including month-to-month leases and leases which have been executed, but which have not yet commenced, as of the date reported. Metropolitan Statistical Area (“MSA”): Is a geographical region with a relatively high population density at its core and close economic ties throughout the area. MSAs are defined by the Office of Management and Budget. Net Operating Income (“NOI”): NOI is a non-GAAP financial measure that is defined as net income or loss (computed in accordance with GAAP) before: (i) general and administrative expenses; (ii) transaction expenses; (iii) depreciation and amortization expense; (iv) interest expense and net change in fair value of derivative financial instruments; (v) gain or loss on sales of real estate; (vi) gain or loss on extinguishment of debt; and (vii) other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the management of its properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. NOI should be reviewed in connection with other GAAP measurements. Normalized Funds Available for Distribution (“Normalized FAD”): HTA computes Normalized FAD, which excludes from Normalized FFO: (i) other income or expense; (ii) non-cash compensation expense; (iii) straight-line rent adjustments; (iv) amortization of below and above market leases/leasehold interests and corporate assets; (v) amortization of deferred financing costs and debt premium/discount; and (vi) recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of our operating performance. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance, nor is it indicative of cash available to fund cash needs. Normalized FAD should be reviewed in connection with other GAAP measurements.

1Q 2017 I Supplemental Information Healthcare Trust of America, Inc. I 21 Reporting Definitions - Continued Normalized Funds From Operations (“Normalized FFO”): HTA computes Normalized FFO, which excludes from FFO: (i) transaction expenses; (ii) gain or loss on change in fair value of derivative financial instruments; (iii) gain or loss on extinguishment of debt; (iv) noncontrolling income or loss from partnership units included in diluted shares; and (v) other normalizing items, which include items that are unusual and infrequent in nature. HTA presents this non-GAAP financial measure because it allows for the comparison of our operating performance to other REITs and between periods on a consistent basis. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to other REITs. Normalized FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance, nor is it indicative of cash available to fund cash needs. Normalized FFO should be reviewed in connection with other GAAP measurements. Occupancy Health System Restrictions: Ground leases with customary health system restrictions whereby the restrictions cease if occupancy in the buildings/on-campus fall below stabilized occupancy, which is generally between 85% and 90%. Off-Campus/Non-Aligned: A building or portfolio that is not located on or adjacent to a healthcare or hospital campus or does not have a majority alignment with a recognized healthcare system. On-Campus/Aligned: On-campus refers to a property that is located on or adjacent to a healthcare or hospital campus. Aligned refers to a property that is not on a healthcare or hospital campus, but anchored by a healthcare system. Recurring Capital Expenditures, Tenant Improvements and Leasing Commissions: Represents amounts paid for: (i) recurring capital expenditures required to maintain and re-tenant our properties; (ii) second generation tenant improvements; and (iii) leasing commissions paid to secure new tenants. Excludes capital expenditures and tenant improvements for recent acquisitions that were contemplated in the purchase price or closing agreements. Retention:  Represents the sum of the total leased GLA of tenants that renewed a lease during the period over the total GLA of leases that renewed or expired during the period. Same-Property Cash Net Operating Income (“Same-Property Cash NOI”): To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of its owned properties referred to as “Same-Property”. Same-Property Cash NOI excludes properties which have not been owned and operated by HTA during the entire span of all periods presented, excluding properties intended for disposition in the near term, notes receivable interest income and certain non-routine items. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements.